 UNITED STATES
SECURITIES AND  EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2014

LIVEWIRE ERGOGENICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54588	26-1212244
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1115 W Collins Ave. Orange CA 92867
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (714) 940-0155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 31, 2014 LiveWire Ergogenics, Inc. (the “Company”) issued 75 shares of Series C Preferred Stock to its Chief Executive Officer, Bill Hodson (the “Executive”) in exchange for $15,000 owed to the Executive by the Company (see Item 3.03 for a description of the Series C Preferred Stock).

On February 3, 2014 the Company issued 1,000,000 shares of Series A Common Stock to its Chief Executive Officer, Bill Hodson (the “Executive”) in exchange for $25,000 owed to the Executive by the company (see Item 3.03 for a description of the Series A Common Stock).

On February 6, 2014 the Company issued 1,000,000 restricted shares of regular Common Stock to Bill Hodson pursuant to his right to convert the 1,000,000 shares of Series A Common Stock owned by Mr. Hodson into regular Common Stock. Following the conversion the Series A Common Stock is no longer outstanding.

Item 3.03 Material Modification to Rights of Security Holders

Effective January 29, 2014 the Company amended its Series B Preferred Stock designation in order to permit the issuance of junior Preferred Stock which have enhanced or “super-majority” voting rights. The amendment was approved by the holders of the Series B Preferred Stock. The amended Series B Preferred Stock designation is attached hereto as Exhibit 10.1.

Effective January 29, 2014 the Board of Directors authorized the creation of 75 shares of a new Series C convertible preferred stock (the “Series C Preferred Stock”) (see also Item 3.02 regarding issuance of the Series C Preferred Stock). Each share of Series C Preferred has the right to convert into 8,000 shares of the Company’s common stock and have a liquidation preference of $200. Additionally, the Series C Preferred is allowed to cast a vote, on all matters that the Company's shareholders are permitted to vote upon, equal to .7% of all outstanding securities that are eligible to vote at the time of such shareholder action for each share of Series C Preferred (.7% X 75 shares = 52.5% of total vote). The Series C Preferred Stock designation is attached hereto as Exhibit 10.2.

Effective February 3, 2014 the Board of Directors recommended, and the Company’s shareholders approved by written consent, the creation of 1,000,000 shares of Series A Common Stock. Each share of Series A Common Stock is entitled to convert into one (1) share of regular common stock at any time at the option of the holder and to cast two hundred (200) votes on all matters as to which holders of the common stock, voting together as a class, are entitled to vote (see also Item 3.02 regarding issuance of Series A Common Stock).

On February 6, 2014 Bill Hodson converted his 1,000,000 shares of Series A Common Stock into 1,000,000 shares of regular Common Stock. Following the conversion the Series A Common Stock is no longer outstanding.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 3.03 above, pursuant to Article Eight of the Company’s Articles of Incorporation, the Company’s Board of Directors authorized the creation of up to 75 shares of Series C Preferred Stock, each share having the rights, privileges and preferences outlined below:

●	Par value $.0001 per share.
●	Liquidation preference of $200.00 per share.
●	Senior to the common stock.

●	Voting rights per share equal to .7% of all outstanding securities that are eligible to vote at the time of such shareholder action for each share of Series C Preferred (.7% X 75 shares = 52.5% of total vote).
●	Each share is convertible into 8,000 shares of common stock, subject to a proportionate adjustment (either up or down) upon the common stock undergoing a reverse split, stock split, reclassification, recapitalization, reduction of capital stock, subdivision or otherwise.
●	No annual dividend is required to be paid on the Series C Preferred Stock.

Effective February 3, 2014, Article Eight of the Company’s Articles of Incorporation was amended to divide the class of common stock into 99,000,000 shares of regular Common Stock and 1,000,000 shares of Series A Common Stock (the “First Amendment”). The Series A Common Stock will have 200 votes per shares and each share is convertible into one (1) share of regular Common Stock at the option of the holder.

Effective February 3, 2014, following the enactment of the First Amendment, Article Eight of the Company’s Articles of Incorporation was amended to (i) increase the authorized common stock from 100,000,000 shares to150,000,000 shares, and (ii) to permit the holders of the Corporation’s outstanding Preferred Stock voting together as a class to effect a change in the number of authorized shares of regular Common Stock or Series A Common Stock by amending the Articles of Incorporation without the affirmative vote, either separately or as a class, of the holders of regular Common Stock and Series A Common Stock.

The following Exhibits are attached hereto.

Exhibit
Number	Description

10.1	Amended Certificate of Designation for the Series B Preferred Stock.

10.2	Certificate of Designation for the Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE ERGOGENICS, INC

Date: February 6, 2014	By:	/s/ Bill Hodson
Bill Hodson
Chief Executive Officer

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